Pilgrim’s Pride Reports Operating Income of $329 Million with a Margin of 15.5% for the Fourth Quarter of 2014, and $1,203 Million with a Margin of 14.0% for the Full Year

GREELEY, Colo., February 11, 2015 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports fourth quarter 2014 financial results with Net Sales of $2.11 billion for the thirteen week period, as compared to $2.05 billion for the fourteen week period in 2013. Net Income of $167.2 million reflected $48 million adjustment due to the early retirement of the 2018 notes and a non-cash foreign exchange loss due to the Peso devaluation. The 2014 net income reflects an improvement of 17% compared to the $143.4 million reported in the same period in 2013. Adjusted Earnings Per Share reached $0.83 in the fourth quarter of 2014 compared to $0.55 in the same period last year, while adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $367.8 million increased 86% compared to the $196.6 million generated in the prior year.

For the full 2014 fiscal year, Pilgrim’s recorded $8.58 billion in Net Sales and $1,352 million of adjusted EBITDA, a 15.8% margin. Pilgrim’s recognized $711.7 million in Net Income for the full year with Earnings Per Share of $2.74, demonstrating consistently solid performance over the entire year.

“Though pleased with our results for 2014 and our team members deserve full credit, we will not be complacent. We continue driving ownership and accountability deeper in our company, and we are developing new tools and methods to improve our efficiency, sales mix, and margin,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“Given our strong cash flow generation, earlier last month we announced a special dividend payment of $5.77 per share, which is a sign of confidence in the future, as well as proof of a promise we made to generate shareholder value while optimizing the company’s capital structure.”

“We see 2015 as yet another opportunity for our team to create shareholder value through serving our key customers, relentless pursuit of operational excellence, and growing value added exports. As we begin the year, demand for chicken continues to be strong, outpacing supply, and with the improvements we’ve implemented, Pilgrim’s is ideally situated to reap the benefits.”

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 12, at 7:00 a.m. MDT (9 a.m. EDT). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc150212.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (877) 270-2148 within the US or +1 (412) 902-6510 internationally and requesting the “Pilgrim’s Pride Conference.”  Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through May 12, 2015.

About Pilgrim’s Pride

Pilgrim’s Pride Corporation employs approximately 35,000 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Pilgrim's Pride Corporation Investor Relations
IRPPC@pilgrims.com
(970) 506 8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 28, 2014	December 29, 2013
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$576,143	$508,206
Investment in available-for-sale securities	—	96,902
Trade accounts and other receivables, less allowance for doubtful accounts	378,890	376,678
Account receivable from JBS USA, LLC	5,250	2,388
Inventories	790,305	808,832
Income taxes receivable	10,288	64,868
Current deferred tax assets	27,345	2,227
Prepaid expenses and other current assets	95,439	61,848
Assets held for sale	1,419	7,033
Total current assets	1,885,079	1,928,982
Deferred tax assets	—	18,921
Other long-lived assets	24,406	40,163
Identified intangible assets, net	26,783	32,525
Property, plant and equipment, net	1,182,795	1,151,811
Total assets	$3,119,063	$3,172,402

Accounts payable	$399,486	$370,360
Account payable to JBS USA, LLC	4,862	3,934
Accrued expenses and other current liabilities	311,879	283,355
Income taxes payable	3,068	—
Current deferred tax liabilities	25,301	15,515
Current maturities of long-term debt	262	410,234
Total current liabilities	744,858	1,083,398
Long-term debt, less current maturities	3,980	501,999
Deferred tax liabilities	76,216	13,944
Other long-term liabilities	97,208	80,459
Total liabilities	922,262	1,679,800
Common stock	2,590	2,590
Additional paid-in capital	1,662,354	1,653,119
Retained earnings (accumulated deficit)	591,492	(120,156)
Accumulated other comprehensive loss	(62,541)	(45,735)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,193,895	1,489,818
Noncontrolling interest	2,906	2,784
Total stockholders’ equity	2,196,801	1,492,602
Total liabilities and stockholders’ equity	$3,119,063	$3,172,402

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
	(In thousands, except per share data)
Net sales	$2,110,436	$2,047,285	$8,583,365	$8,411,148
Cost of sales	1,731,287	1,839,361	7,189,370	7,565,709
Gross profit	379,149	207,924	1,393,995	845,439
Selling, general and administrative expense	50,157	49,027	188,594	180,915
Administrative restructuring charges	—	1,039	2,286	5,661
Operating income	328,992	157,858	1,203,115	658,863
Interest expense, net of capitalized interest	36,690	18,807	82,097	87,006
Interest income	(1,852)	(631)	(4,826)	(2,125)
Foreign currency transaction loss (gain)	23,047	(356)	27,979	4,415
Miscellaneous, net	(1,917)	(3,643)	(4,526)	(4,373)
Income before income taxes	273,024	143,681	1,102,391	573,940
Income tax expense	106,021	11	390,953	24,227
Net income	167,003	143,670	711,438	549,713
Less: Net income (loss) attributable to noncontrolling interests	(184)	319	(210)	158
Net income attributable to Pilgrim’s Pride Corporation	$167,187	$143,351	$711,648	$549,555

Weighted average shares of common stock outstanding:
Basic	258,999	258,726	258,974	258,826
Effect of dilutive common stock equivalents	544	740	497	415
Diluted	259,543	259,466	259,471	259,241

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.65	$0.55	$2.75	$2.12
Diluted	$0.64	$0.55	$2.74	$2.12

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fifty-Two Weeks Ended
	December 28, 2014	December 29, 2013
	(In thousands)
Cash flows from operating activities:
Net income	$711,438	$549,713
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	155,824	150,523
Asset impairment	—	4,004
Foreign currency transaction losses	38,129	3,382
Accretion of bond discount	2,243	456
Gain on property disposals	(1,407)	2,395
Gain on investment securities	—	—
Share-based compensation	4,928	3,345
Deferred income tax benefit	78,943	(4,999)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(9,526)	7,235
Inventories	10,638	142,675
Prepaid expenses and other current assets	(38,010)	(6,070)
Accounts payable, accrued expenses and other current liabilities	44,833	49,625
Income taxes	74,705	(21,546)
Deposits	—	1,877
Long-term pension and other postretirement obligations	(5,784)	(6,837)
Other operating assets and liabilities	(262)	2,755
Cash provided by operating activities	1,066,692	878,533
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(171,443)	(116,223)
Purchases of investment securities	(55,100)	(96,902)
Proceeds from sale or maturity of investment securities	152,050	—
Proceeds from property disposals	11,108	31,337
Cash provided by (used in) investing activities	(63,385)	(181,788)
Cash flows from financing activities:
Proceeds from revolving line of credit	—	505,600
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(910,234)	(758,578)
Sale of subsidiary common stock	332	—
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Holdings Inc. and Pilgrim's Pride Corporation	3,849	—
Tax benefit related to share-based compensation	458	7,771
Payment of capitalized loan costs	—	(5,007)
Cash used in financing activities	(905,595)	(250,214)
Effect of exchange rate changes on cash and cash equivalents	(29,775)	(6,505)
Increase (decrease) in cash and cash equivalents	67,937	440,026

Cash and cash equivalents, beginning of period		508,206	68,180
Cash and cash equivalents, end of period		$576,143	$508,206
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	71,558,000	$71,558	$80,320
Income taxes paid	257,152,000	$257,152	$30,057

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
	(In thousands)
Net income from continuing operations	$167,003	$143,670	$711,438	$549,713
Add:
Interest expense, net	34,838	18,176	77,271	84,881
Income tax expense (benefit)	106,021	11	390,953	24,227
Depreciation and amortization	43,084	36,464	155,824	150,317
Asset impairments				361
Minus:
Amortization of capitalized financing costs	6,348	2,069	13,712	9,307
EBITDA	344,598	196,252	1,321,774	800,192
Add:
Foreign currency transaction losses (gains)	23,047	(356)	27,979	4,415
Restructuring charges	—	1,039	2,286	5,661
Minus:
Net income (loss) attributable to noncontrolling interest	(184)	319	(210)	158
Adjusted EBITDA	$367,829	$196,616	$1,352,249	$810,110

The summary unaudited consolidated income statement data for the twelve months ended December 28, 2014 (the LTM Period) have been calculated by summing each of the unaudited thirteen week periods within the audited fifty-two week period ended December 28, 2014.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 28, 2014	December 28, 2014
	(In thousands)
Net income from continuing operations	$98,187	$190,445	$255,803	$167,003	$711,438
Add:
Interest expense, net	18,662	13,570	10,201	34,838	77,271
Income tax expense (benefit)	52,012	99,227	133,693	106,021	390,953
Depreciation and amortization	38,261	38,261	36,218	43,084	155,824
Asset impairments	—	—	—	—	—
Minus:
Amortization of capitalized financing costs	3,587	2,906	871	6,348	13,712
EBITDA	203,535	338,597	435,044	344,598	1,321,774
Add:
Foreign currency transaction losses (gains)	336	(1,819)	6,414	23,048	27,979
Restructuring charges	1,713	438	135	—	2,286
Minus:
Net income (loss) attributable to noncontrolling interest	70	85	(181)	(184)	(210)
Adjusted EBITDA	$205,514	$337,131	$441,774	$367,830	$1,352,249

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Fifty-Two Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
	(In thousands)
Net income from continuing operations	$167,003	$143,670	$711,438	$549,713	7.91%	7.02%	8.29%	6.54%
Add:
Interest expense, net	34,838	18,176	77,271	84,881	1.65%	0.89%	0.90%	1.01%
Income tax expense (benefit)	106,021	11	390,953	24,227	5.02%	—%	4.55%	0.29%
Depreciation and amortization	43,084	36,464	155,824	150,317	2.04%	1.78%	1.82%	1.79%
Asset impairments	—	—	—	361	—%	—%	—%	—%
Minus:					—%	—%	—%	—%
Amortization of capitalized financing costs	6,348	2,069	13,712	9,307	0.30%	0.10%	0.16%	0.11%
EBITDA	344,598	196,252	1,321,774	800,192	16.33%	9.59%	15.40%	9.51%
Add:
Foreign currency transaction losses (gains)	23,047	(356)	27,979	4,415	1.09%	(0.02)%	0.33%	0.05%
Restructuring charges	—	1,039	2,286	5,661	—%	0.05%	0.03%	0.07%
Minus:
Net income (loss) attributable to noncontrolling interest	(184)	319	(210)	158	(0.01)%	0.02%	—%	—%
Adjusted EBITDA	$367,829	$196,616	$1,352,249	$810,110	17.43%	9.60%	15.75%	9.63%

Net Revenue:	$2,110,436	$2,047,285	$8,583,365	$8,411,148	$2,110,436	$2,047,285	$8,583,365	$8,411,148

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
	(In thousands)
Net income (loss) attributable to Pilgrim's Pride Corporation	$167,003	$143,670	$711,648	$549,555
Loss on early extinguishment of debt	25,271	—	29,475	—
Foreign currency transaction losses (gains)	23,047	(356)	27,979	4,415
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	215,321	143,314	769,102	553,970
Weighted average diluted shares of common stock outstanding	259,543	259,466	259,471	259,241
Income (loss) before loss on early extinguishment of debt per common diluted share	$0.83	$0.55	$2.96	$2.14

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

	2012	2013	2014
	(in thousands)
Long term debt, less current maturities	$1,148,870	$501,999	$3,980
Add: Current maturities of long term debt	15,886	410,234	262
Minus: Cash and cash equivalents	68,180	508,206	576,143
Minus: Available-for-sale Securities	—	96,902	—
Net debt (Cash position)	$1,096,576	$307,125	$(571,901)

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
	(In thousands)
	(Unaudited)
Sources of net sales by country of origin:
US:	$1,888,333	$1,837,221	$7,647,036	$7,500,212
Mexico:	222,103	210,064	936,329	910,936
Total net sales:	$2,110,435	$2,047,285	$8,583,365	$8,411,148

Sources of cost of sales by country of origin:
US:	$1,544,148	$1,643,345	6,444,234	$6,783,228
Mexico:	187,139	196,016	745,136	782,481
Total cost of sales:	$1,731,287	$1,839,361	$7,189,370	$7,565,709

Sources of gross profit by country of origin:
US:	$344,185	$193,876	$1,202,802	$716,984
Mexico:	34,964	14,048	191,193	128,455
Total gross profit:	$379,149	$207,924	$1,393,995	$845,439

Additional Disclosure on Controls and Procedures

During its annual SOX evaluation, the company identified that selected information technology individuals were granted broad access to applications and data without documented supervision, constituting a deficiency in internal controls.  The control deficiency did not impact financial reporting or results, and the company promptly developed and implemented a plan to enhance its security processes to ensure that such access is properly assigned and supervised.